EXHIBIT 10.13

                                VENDOR AGREEMENT

       This Vendor Agreement ("Agreement") is made as of May 29, 2003 between GE Commercial Distribution Finance Corporation ("CDF"), having a principal place of business at 655 Maryville Centre Drive, St. Louis, Missouri 63141, and Viper Motorcycle Company ("Vendor"), having a principal place of business located at 5733 International Parkway, New Hope, MN 55428.

       Vendor sells various products ("Merchandise") to dealers and/or distributors (individually and collectively "Dealer") who may require financial assistance in order to make such purchases from Vendor. To induce CDF to finance the acquisition of Merchandise by any Dealer and in consideration thereof, Vendor and CDF agree that:

       1. VENDOR'S WARRANTIES. Whenever a Dealer requests the shipment of Merchandise from Vendor and that CDF finance such Merchandise, Vendor may deliver to CDF an invoice(s) describing the Merchandise. By delivery of an income, Vendor warrants the following:

                     a. That Vendor transfers to Dealer all right, title and interest in and to the Merchandise so described, contingent upon CDF's approval to finance the transaction;

                     b. That Vendor's title to the Merchandise is free and clear of all liens and encumbrances when transferred to Dealer;

                     c. That the Merchandise is in salable condition suitable for ordinary retail sale, free of any defects;

                     d. That the Merchandise is the subject of a bona fide order by Dealer placed with and accepted by Vendor, and that Dealer has requested the transaction be financed by CDF; and

                     e. That the Merchandise subject to the transaction has been shipped to Dealer not more than ten (10) days prior to the invoice date.

       If Vendor breaches any of the above-described warranties, Vendor will immediately: (i) pay to CDF an amount equal to the total unpaid balance (being principal and finance charges) owed to CDF on all Merchandise related to the breach; and (ii) reimburse CDF for all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by CDF as a result of the breach.

       2. FINANCING OF MERCHANDISE. CDF will only be bound to finance Merchandise which CDF has accepted to finance (such acceptances will be indicated by CDF's issuance of an approval number, draft or other instrument to Vendor in payment of the invoice, less the amount of CDF's charges as agreed upon from time to time) and only if: (a) the Merchandise is delivered to Dealer within thirty (30) days following CDF's acceptance; (b) CDF has received Vendor's invoice for such Merchandise within ten (10) days from the date of delivery of the Merchandise to Dealer; (c) CDF's approval number is on the invoice; and (d) CDF has not revoked its acceptance prior to the shipment of the Merchandise to Dealer. With respect to any

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invoice, if CDF has not advanced funds within forty-five (45) days of CDF's issuance of an approval number for such invoice, the invoice shall be deemed not received by CDF and CDF shall not be bound to finance such Merchandise.

       3. PURCHASE OF MERCHANDISE. Whenever CDF deems it necessary in its sole discretion to repossess or if CDF otherwise comes into possession, actual or constructive, of any Merchandise in which it has a security interest or other lien, Vendor will purchase such Merchandise from CDF at the time of CDF's repossession or other acquisition of possession in accordance with the following terms and conditions:

                     a. Vendor will purchase such Merchandise, regardless of its condition, at the point where CDF repossesses it or where it otherwise comes into CDF's possession;

                     b. The purchase price Vendor will pay to CDF for such Merchandise will be due and payable immediately in full, and will be an amount equal to (i) the total unpaid balance (being principal and finance charges) owed to CDF with respect to such Merchandise, or Vendor's original invoice price for such Merchandise, whichever is greater, and (ii) all costs and expenses (including, but not limited to, reasonable attorneys' fees) paid or incurred by CDF in connection with the repossession of such Merchandise; and

                     c. Vendor shall not assert or obtain any interest in or to any Merchandise acquired by Vendor until the purchase price therefore is paid in full.

       4. ADDITIONAL TERMS OF PURCHASE. In addition to Vendor's obligations set forth above, if CDF at any time repossesses or otherwise comes into possession of any Merchandise from any Dealer who received the Merchandise from a third party and not directly from Vendor, Vendor shall purchase such Merchandise from CDF on demand, in accordance with the terms set forth above in
SECTION 3; and (b) if such third party fails to immediately purchase such Merchandise from CDF, Vendor shall immediately purchase such Merchandise and pay CDF a purchase price therefore in an amount equal to the total unpaid balance (being principal and finance charges) owed to CDF with respect to such Merchandise and all costs and expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by CDF in connection with its repossession of such Merchandise, but in no event will Vendor's liability with respect to any item of such Merchandise exceed Vendor's invoice price for such item.

       5. EXTENSION OF TIME; WAIVERS. CDF may extend the time of a Dealer in default to fulfill its obligations to CDF without notice to Vendor and without altering Vendor's obligations hereunder. Vendor waives any rights it may have to notice of nonpayment, nonperformance, dishonor, the amount of indebtedness of a Dealer outstanding at any time, any legal proceeding against a Dealer, and any other demands and notices except as required by law, and any rights it may have to require CDF to proceed against a Dealer or the Merchandise or to pursue any other remedy in CDF's power. Vendor's liability to CDF is direct and unconditional and will not be affected by any change in the terms of payment or performance of any agreement between CDF and Dealer, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security interest granted CDF in any

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agreement between CDF and Dealer, any change in Dealer's financial condition, or the interruption of business relations between CDF and Dealer.

       6. EXPENSES; RELEASE OF INFORMATION. Vendor will pay all CDF's expenses (including, but not limited to, court costs, arbitration fees and reasonable attorneys' fees) in the event CDF is required to enforce its rights against Vendor. Vendor will release to CDF any credit, financial or other information on any Dealer upon each request by CDF. Vendor will immediately notify CDF if Vendor reasonably believes that Dealer has violated the terms of any franchise, permission, license or right to sell or deal in the Merchandise.

       7. INVOICES. Invoices submitted by CDF by Vendor should indicate that the Merchandise is "Sold to (Name of Dealer) and "Financed by GE Commercial Distribution Finance Corporation." However, if Vendor's invoices read "Sold to GE Commercial Distribution Finance Corporation", and regardless of the invoice, Vendor acknowledges and agrees that CDF is not purchasing Merchandise, but is only financing said Merchandise for Dealer.

       8. SUCCESSORS AND ASSIGNS; OBLIGATIONS. This Agreement will be binding upon and inure to the benefit of CDF's successors and assigns. Vendor cannot assign this Agreement without CDF's prior written consent. CDF may perform or cause to be performed any or all of its obligations hereunder by any of its subsidiaries and/or affiliated companies. Vendor's obligations under this Agreement inure to the benefit of any of CDF's subsidiaries and/or affiliated companies.

       9. EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed an "Event of Default" under this Agreement: (a) Vendor's failure to pay when due any amount owed CDF hereunder or under any other agreement between CDF and Vendor; (b) Vendor's failure to perform or observe any covenant, term or provision hereunder or under any other agreement between CDF and Vendor;
(c) termination or impairment of any guaranty of Vendor's obligations hereunder;
(d) Vendor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (e) Vendor ceases or suspends business; (f) Vendor makes a general assignment for the benefit of creditors;
(g) Vendor becomes insolvent or voluntarily or involuntary becomes subject to the Federal Bankruptcy Code, any state insolvency law or similar law; (h) any receiver is appointed for any assets of Vendor; (i) Vendor sells, transfers or assigns all or substantially all of its assets; (j) Vendor merges its business with another business, regardless of whether Vendor is the surviving entity; or
(k) there is any material adverse change in Vendor's financial condition.

       10. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, CDF shall have the right, at CDF's option, to immediately exercise one or more of the following remedies: (a) refuse to extend any further financing to Dealers; (b) terminate the Agreement; or (c) exercise any other rights it may have under the laws of the state governing this Agreement.

       11. TERMINATION. Either party may terminate this Agreement by notice to the other in writing, the termination to be effective thirty (30) days after receipt (which receipt is presumed to be five (5) business days after the same is sent) of notice by the other party PROVIDED, HOWEVER, that CDF may terminate this Agreement immediately if an Event of Default has occurred. In any

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event, no termination of this Agreement will affect any of Vendor's (or its assignees, whether permitted or unpermitted) liability with respect to any financial transactions entered into by CDF with any Dealer prior to the effective date of termination, including, without limitation, transactions that will not be completed until after the effective date of termination.

       12. MISCELLANEOUS. Vendor will notify CDF of any change in its name or business structure. Vendor waives notice of CDF's acceptance of this Agreement. This Agreement is not intended, nor shall it be deemed to, directly or indirectly, benefit any person or entity, including any Dealer, who is not a party hereto. If at any time any one or more of the provisions of this Agreement becomes invalid, illegal or enforceable in any respect under any law, the validity, legally and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. CDF's failure to exercise any rights granted hereunder shall not operate as a waiver of those rights. The rights of CDF under this Agreement are cumulative, may be exercised as often as it considers appropriate, and are in addition to its rights under the general law.

       13. NO ORAL AGREEMENTS. There are no oral or unwritten agreements between CDF and Vendor regarding the subject matter hereof. Vendor and CDF acknowledge and agree that all agreements and understandings between them are set forth in this Agreement and any terms letter(s) executed in connection herewith (as the same may be revised from time to time without necessitating an amendment of this Agreement) ("Terms Letter(s)") or in any other writing between the parties relating hereto. The Terms Letter(s) are hereby incorporated into this Agreement by reference and form a part of this Agreement.

      14. BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the parties (collectively "Disputes") will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of either: (a) The American Arbitration Association ("AAA"); or (b) United States Arbitration & Mediation ("USA&M"). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are found at www.adr.org for AAA, and at www.usam-midwest.com for USA&M. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to CDF at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention:
General Counsel; and (b) to any other party at the address specified herein; or such other address as the parties may specify from time to time in writing. The parties agree that all arbitrators selected will be attorneys with at least five
(5) years secured transactions experience. Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA's fees and arbitrator compensation within ten (10) days of making the request.

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The site of all oral arbitration hearings will be in the Division of the Federal
Judicial District in which AAA or USA&M maintains a regional office that is closest to Vendor. Any award rendered by the arbitrator(s) may be entered as a judgment or order and confirmed or enforced by either party in any state or federal court having competent jurisdiction thereof. Nothing herein will be construed to prevent CDF's or Vendor's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery sequestration, seizure attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Merchandise for any current or future debt owed by either party to the other. Any such action or remedy will not waive CDF's or Vendor's right to compel arbitration of any Dispute. The non-prevailing party will pay all of the costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the prevailing party in any arbitration proceeding. If either party opposes the confirmation of such award and the party bringing or appealing such action or opposing confirmation of such award does not prevail, such party will pay all of the cots and expenses (including, without limitation, court costs, arbitrators fees and expense and attorneys' fees) incurred by the other party in defending such action. Additionally, if either party brings any action for judicial relief in the first instance without pursuing arbitration prior thereto, the party bringing such action for judicial relief will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and attorneys' fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of either party to exercise any rights granted hereunder shall not operate as a waiver of any of those rights. THE LAWS OF THE STATE OF Missouri WILL GOVERN THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS; PROVIDED, HOWEVER, THAT THE FEDERAL ARBITRATION ACT ("FAA"), TO THE EXTENT INCONSISTENT, WILL SUPERSEDE THE LAWS OF SUCH STATE AND GOVERN. This Agreement concerns transactions involving commerce among the several states. The arbitrators will not be empowered to award punitive damages. The agreement to arbitrate will survive termination of this Agreement. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF
THE COURTS LOCATED WITHIN SUCH STATE AND AGREE THAT ALL LEGAL PROCEEDINGS WILL
BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


ATTEST:                                    Viper Motorcycle Company

/s/ Robert O. Knutson                  3   By:    /s/ John L. Fiebelkorn       2
---------------------------------------        ---------------------------------
Robert O. Knutson                          Name:  John L. Fiebelkorn
Secretary                                  Title: President

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                                           GE COMMERCIAL DISTRIBUTION
                                           FINANCE CORPORATION



                                           By:      /s/ Paul R. P
                                                 -------------------------------
                                           Name:    Paul R. P
                                                 -------------------------------
                                           Title:   Sr. Vice President
                                                 -------------------------------

---------------
(1)    Name of Vendor

(2) Signature of Vendor's Authorized Representative, if Vendor is a corporation, an officer must sign

(3) Signature of Vendor's Secretary or Assistant Secretary, if Vendor is a Corporation; if Vendor is a Sole Proprietor, the signature must be either witnessed by a CDF employee or notarized; if Vendor is a member-managed Limited Liability Company, all members must sign and the signature must be either witnessed by a CDF employee or notarized; if Vendor is a Partnership, also complete the Partnership Certificate - Vendor Agreement; if Vendor is a Limited Liability Company, also complete the Limited Liability Company Certificate - Vendor Agreement



         DO NOT COMPLETE THE NOTARY BELOW IF THE VENDOR IS A CORPORATION

                                NOTARY STATEMENT

On this ____ day of ___________, 20__, before me, the subscriber, a Notary Public, personally appeared ______________________ known to me to be the person(s) described in and who executed the above Vendor Agreement, and who acknowledged the execution thereof to be their free act and deed.

                            Notary Public:
                                          --------------------------------------

My Commission Expires:  ____________, 20__              (SEAL)


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                                              GE Commercial Distribution Finance
------------------------------------------------

                                 GE Commercial Distribution Finance Corporation 655 Maryville Centre Drive, St. Louis, MO 63441 314 823-3000, Fax 314-523-3244


May 29, 2003

Viper Motorcycle Company
5733 Industrial Parkway
New Hope, MN  55428

Dear John L. Fiebelkorn:

As we discussed, I have outlined the following financing terms, which will apply to the inventory-financing program for motorcycles (manufactured/distributed) by Viper Motorcycle Company financed by General Electric Commercial Distribution Finance. (GE CDF)

Program Name:                        Viper Motorcycle Company Zero 30, 60 and 90
                                     Day Plans

Program Effective:                   Ongoing

Eligible Dealers:                    GE CDF Approved Viper Dealers

Subsidized Flooring Period:          Zero, 30* 60**, 90***

Fundings                             15 Days

Electronic Payment System (EPS):     Yes

Discount Rate:                       0%, 90%*, 1.70%, 2.40%***

Price Adjustment:                    The discount rate increase or decreases 4
                                     basis points with each corresponding 50
                                     basis points increase or decrease in the prime rate.

Current Prime Rate:                  4.25%

Definition of Prime:                 Prime means the highest rime rate or
                                     reference rate of interest publicly
                                     announced from time to time by Chase
                                     Manhattan Bank, N.A. and Citibank, N.A., and such rate in effect on the last business day of any calendar month will be prime for the following calendar month, subject to 6.00% minimum prime.

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Advance Amount:                      100%, 99.10%*, 98,30%**, 97.60%***

Curtailments:                        N/A

Maturity:                            365 days

Your invoices submitted to GE CDF should indicate that the inventory is sold to [NAME OF DEALER] and Financed by GE CDF. However, if your invoices say, Sold To GE CDF Corporation, you hereby acknowledge the fact that GE CDF is not purchasing the inventory, but is only financing the inventory for the particular dealer.

As you know, execution of this Terms Letter shall not form an enforceable contract between your company and GE CDF until we have executed a Vendor Agreement on terms that are mutually agreeable to both parties. A fully executed Vendor Agreement is prerequisite to any binding agreement between us.

If the above program terms are acceptable, please sign and return this letter to my attention. If you wish to discuss any elements of the program I can be reached at (630) 241-9703. My fax number is (630) 241-4397.

Sincerely,

GE CDF

By:        /s/ Michael A. Echermann
    ------------------------------------
               Michael A. Echermann

Title:   Regional Sales Manager

The terms as stated above are agreed to and accepted on this 29th day of May,
2003

Viper Motorcycle Company                    By:      /s/ John Fiebelkorn
                                                --------------------------------

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                      IRREVOCABLE LETTER OF CREDIT ADENDUM

                                    (Vendor)

       This Irrevocable Letter of Credit Addendum is hereby made to that certain Vendor Agreement between Viper Motorcycle Company ("Vendor") and GE COMMERCIAL DISTRIBTUION FINANCE CORPORATION ("CDF"), bearing the effective date of May 29, 2003, as amended ("Agreement").

       The following paragraphs are hereby incorporated into the Agreement as if fully set forth therein (all capitalized terms shall have the same meaning used in the Agreement unless otherwise defined herein):

       1. "Viper Motorcycle Company ("Vendor") hereby agrees to cause an institution acceptable to GE Commercial Distribution Finance Corporation ("CDF") to issue in favor of CDF one or more Irrevocable Letters of Credit, in a total amount, form, substance and with expiration dates, satisfactory to CDF.

       2. Vendor hereby agrees that: (a) if at least sixty (60) days prior to the expiration of the above-referenced Irrevocable Letter(s) of Credit or any subsequent Letter(s) of Credit issued for the account of Vendor in favor of CDF, such Irrevocable Letter of Credit is not extended for a term of twelve (12) months or longer, or a new Irrevocable Letter of Credit in a total amount, form, substance and from an institution acceptable to CDF and for a term of twelve (12) months or longer is not provided to CDF, an event of default shall have occurred under this Agreement and all other agreements between Vendor and CDF; and (b) if Vendor fails to honor any of its obligations or liabilities under this Agreement, then an event of default shall have occurred under this Agreement and all other agreements between Vendor and CDF. Upon any such default, CDF may: (i) exercise any and all of its rights under this Agreement and all other agreements between Vendor and CDF; and/or (ii) exercise any and all of its rights to draw upon any Irrevocable Letter of Credit issued for the account of Vendor in favor of CDF.

       3. Any monies collected by CDF upon presently of any Irrevocable Letter of Credit shall be applied to satisfy any outstanding obligations and liabilities of Vendor. If the monies collected exceed the outstanding obligations owed at the time of drawing on the Irrevocable Letter of Credit, then CDF shall hold such excess funds in a loss reserve ("Loss Reserve") until such time that Vendor is no longer liable to CDF under this Agreement or any other agreement. If at any time, Vendor fails to perform any of its liabilities and/or obligations under this Agreement, or any other agreement, CDF may, in its sole discretion, apply the funds in the Loss Reserve to satisfy such obligations or liabilities. The funds in the Loss Reserve shall be held as security for the performance of Vendor under this Agreement and all other agreements, and not in lieu of performance. Vendor hereby grants and pledges to CDF a continuing security interest in the Loss Reserve and all proceeds thereof, regardless of whether said Loss Reserve is classified as accounts, money, instruments, general intangibles or otherwise under

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              the Uniform Commercial Code whether now existing or hereafter created. Vendor agrees that possession by CDF of the Loss Reserve constitutes perfection therein.

       4. CDF shall forward all sums remaining in the Loss Reserve to Vendor upon the payment and/or performance in full of any and all contingent, non-contingent, liquidated and unliquidated obligations and liabilities of Vendor under this Agreement, and all other agreements, if any. The Loss Reserve need not be kept separate from CDF's funds but may be set up in CDF's accounts and recorded on their books and records as a credit to Vendor. Any interest or income that is or could be earned on the Loss Reserve shall accrue solely to the benefit of CDF, and Vendor shall make no claim or demand upon CDF for any such interest or income."

       Vendor hereby waives notice of CDF's acceptance of this Addendum. All other terms and conditions of the Agreement are ratified and shall remain unchanged and in full force and effect.

Dated: February 23, 2004                Viper Motorcycle Company



                                        By:      /s/ John L. Fiebelkorn
                                           -------------------------------------
                                        Print Name:       John L. Fiebelkorn
                                                   -----------------------------
                                        Its:     President
                                            ------------------------------------

ACCEPTED:

GE COMMERCIAL DISTRIBUTION
FINANCE CORPORATION



By:
    -------------------------------------------------
Print Name:
            -----------------------------------------
Its:
     ------------------------------------------------


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